UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 30, 2015

THE MOSAIC COMPANY

(Exact name of registrant as specified in its charter)

Delaware	001-32327	20-1026454
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3033 Campus Drive Suite E490 Plymouth, Minnesota	55441
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (800) 918-8270

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 30, 2015, Mosaic Fertilizer, LLC (“Mosaic Fertilizer”), a wholly-owned subsidiary of The Mosaic Company (“Mosaic”), and Mosaic, entered into a consent decree (the “Florida Consent Decree”) with the U.S. Environmental Protection Agency (“EPA”), the U.S. Department of Justice (“DOJ”) and the Florida Department of Environmental Protection, and a consent decree (the “Louisiana Consent Decree” and, together with the Florida Consent Decree, the “Consent Decrees”) with EPA, the DOJ and the Louisiana Department of Environmental Quality. When effective, the Consent Decrees will resolve claims relating to how Mosaic Fertilizer has managed certain onsite waste materials at its Riverview, New Wales, Mulberry, Green Bay, South Pierce and Bartow fertilizer manufacturing facilities in Florida and its Faustina and Uncle Sam facilities in Louisiana. On September 30, 2015 the Florida Consent Decree was lodged with the United States District Court for the Middle District of Florida and the Louisiana Consent Decree was lodged with the United States District Court for the Eastern District of Louisiana. Each Consent Decree is subject to approval by the appropriate court.

Under the Consent Decrees Mosaic Fertilizer has agreed to pay a penalty of approximately $8 million in the aggregate (approximately $4.1 million under the Florida Consent Decree and approximately $3.9 million under the Louisiana Consent Decree), modify certain operating practices, and undertake certain capital improvement projects that are expected to result in capital expenditures likely to exceed $170 million in the aggregate. The Consent Decrees will also require Mosaic Fertilizer to provide financial assurance related to the estimated costs of closure and post-closure care of Mosaic Fertilizer’s phosphogypsum management systems. Additionally, after the Consent Decrees become effective, Mosaic Fertilizer will establish two trust funds managed by an investment advisor into which it will deposit an aggregate of $630 million (approximately $516.304 million in a trust fund established under the Florida Consent Decree and approximately $113.696 million in the trust fund established under the Louisiana Consent Decree). Mosaic Fertilizer will also issue a $50 million letter of credit in 2017 to further support its financial assurance obligations under the Florida Consent Decree. Mosaic has agreed to guarantee the difference between the amounts in each trust fund and the estimated closure and long-term care costs. The Florida Consent Decree will be subject to a 30-day public comment period and the Louisiana Consent Decree will be subject to a 45-day public comment period.

The description of the Consent Decrees contained in this Current Report on Form 8-K does not purport to be complete and is qualified in its entirety by reference to the complete text of the Consent Decrees, copies of which are filed as Exhibits 10.1 and 10.2, respectively, to this Form 8-K and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Reference is made to the Exhibit Index hereto with respect to the exhibits furnished herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE MOSAIC COMPANY

Date: October 6, 2015	By:	/s/ Mark J. Isaacson

	Name:	Mark J. Isaacson
	Title:	Senior Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1*	Consent Decree dated September 30, 2015 among the United States of America, the Florida Department of Environmental Protection, Mosaic Fertilizer, LLC and The Mosaic Company

10.2*	Consent Decree dated September 30, 2015 among the United States of America, the Louisiana Department of Environmental Quality, Mosaic Fertilizer, LLC and The Mosaic Company

*	Confidential information has been omitted from this Exhibit and filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request under Rule 24b-2 of the Securities Exchange Act of 1934, as amended.